Exhibit 99.1

For Immediate Release
Aug. 2, 2013
PNM Resources Reports Solid Second Quarter Results
2013 Earnings Guidance Affirmed, Conference call set for 11 a.m. Eastern today

PNM Resources (In millions, except EPS)

	Q2 2013	Q2 2012	YTD 2013	YTD 2012
GAAP net earnings	$27.7	$21.5	$38.3	$38.6
GAAP diluted EPS	$0.34	$0.27	$0.48	$0.48
Ongoing net earnings	$30.3	$26.5	$45.1	$40.0
Ongoing diluted EPS	$0.38	$0.33	$0.56	$0.50

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today released the company’s unaudited consolidated 2013 second quarter earnings report. Management affirmed its financial outlook for the year and announced it expects 2013 consolidated ongoing earnings to be solidly in the middle of the range of $1.32 to $1.42 per diluted share.

“The second quarter results show the company remains strong and our financial performance is on track,” said Pat Vincent-Collawn, chairman, president, and CEO of PNM Resources. “Our focus on managing costs and obtaining favorable regulatory outcomes continues to help the company provide value for all our stakeholders through a variety of initiatives, including significant investments in infrastructure and renewable energy.”

In June, Moody’s upgraded its ratings outlook for PNM Resources, PNM, and TNMP from stable to positive. This follows Standard and Poor’s April upgrade of all three entities, which included moving PNM Resources credit rating to investment grade.

SEGMENT REPORTING OF 2013 SECOND QUARTER & YTD EARNINGS
PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q2 2013	Q2 2012	YTD 2013	YTD 2012
GAAP net earnings	$26.0	$16.8	$37.4	$34.4
GAAP diluted EPS	$0.32	$0.21	$0.46	$0.43
Ongoing net earnings	$24.3	$21.6	$38.4	$35.7
Ongoing diluted EPS	$0.30	$0.27	$0.48	$0.45

PNM Resources Reports Q2 Earnings            8-2-13                        p. 2 of 3

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PNM’s ongoing earnings benefitted from the company’s continuing efforts to manage costs while maintaining reliability and providing quality customer service. In addition, earnings improved from realized gains on investments related to the Palo Verde Nuclear Decommissioning Trust, higher prices for the sale of Palo Verde Unit 3 generation, and increased rates from the renewable energy rider. These were partially offset by weather and the decrease in load, as well as increased depreciation and outage costs.

TNMP – an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q2 2013	Q2 2012	YTD 2013	YTD 2012
GAAP net earnings	$8.3	$8.0	$12.1	$11.0
GAAP diluted EPS	$0.10	$0.10	$0.15	$0.14
Ongoing net earnings	$8.3	$8.1	$12.1	$11.2
Ongoing diluted EPS	$0.10	$0.10	$0.15	$0.14

•	As expected TNMP’s ongoing earnings benefitted from additional revenue from rate relief, partially offset by weather, higher depreciation, and property tax expenses.

Corporate and Other – a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt.

Corporate and Other (In millions, except EPS)

	Q2 2013	Q2 2012	YTD 2013	YTD 2012
GAAP net earnings (loss)	($6.7)	($3.3)	($11.2)	($6.9)
GAAP diluted EPS	($0.08)	($0.04)	($0.14)	($0.09)
Ongoing net earnings (loss)	($2.4)	($3.3)	($5.4)	($6.9)
Ongoing diluted EPS	($0.02)	($0.04)	($0.07)	($0.09)

•	Corporate and Other ongoing earnings improved because of a combination of the timing and reallocation of certain expenses to the utilities.
Financial materials are available at http://www.pnmresources.com/investors/results.cfm.
SECOND QUARTER CONFERENCE CALL: 11 AM EASTERN TODAY
PNM Resources will discuss second quarter earnings results during a live conference call and webcast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

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A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software. Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 five to 10 minutes prior to the event and referencing “the PNM Resources second quarter conference call.” A telephone replay will be available at 2 p.m. Eastern until midnight Aug. 16 by dialing (855) 859-2056 or (404) 537-3406 and using confirmation code 15105676. Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2012 consolidated operating revenues of $1.3 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,538 megawatts of generation capacity and serves electricity to more than 739,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com

CONTACTS:
Analysts                        Media
Jimmie Blotter                        Pahl Shipley
(505) 241-2227                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources’ (“PNMR”), Public Service Company of New Mexico’s (“PNM”), or Texas-New Mexico Power Company’s (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.

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PNM Resources
Schedule 1
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Three Months Ended June 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$25,992	$8,339	$(6,653)	$27,678
Adjusting items, net of income tax effects
New Mexico corporate income tax rate change	—	—	1,234	1,234
Mark-to-market impact of economic hedges	(1,871)	—	—	(1,871)
Net change in unrealized impairments of NDT securities	228	—	—	228
Loss on reacquired debt	—	—	706	706
State tax credit impairment	—	—	2,362	2,362
Total Adjustments	(1,643)	—	4,302	2,659
Ongoing Earnings (Loss)	$24,349	$8,339	$(2,351)	$30,337

Six Months Ended June 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$37,429	$12,065	$(11,190)	$38,304
Adjusting items, net of income tax effects
New Mexico corporate income tax rate change	—	—	1,234	1,234
Mark-to-market impact of economic hedges	1,091	—	—	1,091
Net change in unrealized impairments of NDT securities	(134)	—	—	(134)
Loss on reacquired debt	—	—	706	706
State tax credit impairment	—	—	3,880	3,880
Total Adjustments	957	—	5,820	6,777
Ongoing Earnings (Loss)	$38,386	$12,065	$(5,370)	$45,081

Income tax effects calculated using tax rates of 35.00% for TNMP and 39.59% for all other segments unless otherwise noted

PNM Resources
Schedule 2
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Three Months Ended June 30, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$16,753	$8,018	$(3,259)	$21,512
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	3,310	—	—	3,310
Net change in unrealized impairments of NDT securities	1,234	—	—	1,234
Process improvement initiatives	345	101	—	446
Total Adjustments	4,889	101	—	4,990
Ongoing Earnings (Loss)	$21,642	$8,119	$(3,259)	$26,502

Six Months Ended June 30, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$34,433	$11,029	$(6,870)	$38,592
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	1,195	—	—	1,195
Net change in unrealized impairments of NDT securities	(494)	—	—	(494)
Process improvement initiatives	573	167	—	740
Total Adjustments	1,274	167	—	1,441
Ongoing Earnings (Loss)	$35,707	$11,196	$(6,870)	$40,033

Income tax effects calculated using tax rates of 35.00% for TNMP and 39.59% for all other segments

PNM Resources
Schedule 3
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Three Months Ended June 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.32	$0.10	$(0.08)	$0.34
Adjusting items
New Mexico corporate income tax rate change	—	—	0.02	0.02
Mark-to-market impact of economic hedges	(0.02)	—	—	(0.02)
Net change in unrealized impairments of NDT securities	—	—	—	—
Loss on reacquired debt	—	—	0.01	0.01
State tax credit impairment	—	—	0.03	0.03
Total Adjustments	(0.02)	—	0.06	0.04
Ongoing Earnings (Loss)	$0.30	$0.10	$(0.02)	$0.38
Average Diluted Shares Outstanding: 80,454,538

Six Months Ended June 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.46	$0.15	$(0.14)	$0.48
Adjusting items
New Mexico corporate income tax rate change	—	—	0.02	0.02
Mark-to-market impact of economic hedges	0.01	—	—	0.01
Net change in unrealized impairments of NDT securities	—	—	—	—
Loss on reacquired debt	—	—	0.01	0.01
State tax credit impairment	—	—	0.04	0.04
Total Adjustments	0.01	—	0.07	0.08
Ongoing Earnings (Loss)	$0.48	$0.15	$(0.07)	$0.56
Average Diluted Shares Outstanding: 80,517,361

Tables may not appear visually accurate due to rounding.

PNM Resources
Schedule 4
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Three Months Ended June 30, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.21	$0.10	$(0.04)	$0.27
Adjusting items
Mark-to-market impact of economic hedges	0.04	—	—	0.04
Net change in unrealized impairments of NDT securities	0.02	—	—	0.02
Process improvement initiatives	—	—	—	—
Total Adjustments	0.06	—	—	0.06
Ongoing Earnings (Loss)	$0.27	$0.10	$(0.04)	$0.33
Average Diluted Shares Outstanding: 80,365,725

Six Months Ended June 30, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.43	$0.14	$(0.09)	$0.48
Adjusting items
Mark-to-market impact of economic hedges	0.02	—	—	0.02
Net change in unrealized impairments of NDT securities	(0.01)	—	—	(0.01)
Process improvement initiatives	0.01	—	—	0.01
Total Adjustments	0.02	—	—	0.02
Ongoing Earnings (Loss)	$0.45	$0.14	$(0.09)	$0.50
Average Diluted Shares Outstanding: 80,420,527